UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2025

KOHL'S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-11084	39-1630919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin		53051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 262 703-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2025, the Board of Directors (the “Board”) of Kohl’s Corporation (the “Company”) appointed Michael J. Bender as the Company’s Chief Executive Officer. Mr. Bender has served as Interim Chief Executive Officer of the Company since May 1, 2025. Mr. Bender will continue to serve on the Company's Board and as a member of its Finance Committee. Mr. Bender’s biography is set forth under the heading “Proposal 1: Election of Directors – Information about the Director Nominees” in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 28, 2025, which information is incorporated herein by reference.

In consideration of Mr. Bender’s employment, he will receive, among other things, the following, as further described in his offer letter and Executive Compensation Agreement:

•
An annualized base salary of $1,475,000;
•
Eligibility to participate in the Company’s Annual Incentive Plan with a target of 175% of his base salary, providing an annual cash compensation opportunity equal to 0% to 200% of his target;
•
An annual long-term incentive target of no less than $9,500,000, with eligibility to receive annual equity awards beginning in the spring of 2026; and
•
Eligibility to participate in a personal security program, health plans, other benefit plans and perquisites as the Company may establish for its senior executives from time to time, as well as personal use of company aircraft subject to a cap of $200,000 per year and a lump sum payment of $160,000 to assist Mr. Bender with establishing a residence in the Milwaukee area.

Mr. Bender will also be entitled to certain benefits upon a termination of employment and will be subject to certain restrictive covenant obligations in favor of the Company.

The foregoing descriptions of the offer letter and the Executive Compensation Agreement do not purport to be complete and are qualified in their entirety by reference to the offer letter and Executive Compensation Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

There are no family relationships between Mr. Bender and any Company director or executive officer, and no arrangements or understandings between Mr. Bender and any other person pursuant to which he was selected as an officer. Since February 4, 2024, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Bender had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated November 23, 2025
10.2	Executive Compensation Agreement dated November 23, 2025
99.1	Press Release, dated November 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL'S CORPORATION

Date:	November 24, 2025	By:	/s/ Jennifer Kent
Jennifer Kent Senior Executive Vice President, Chief Legal Officer and Corporate Secretary